
THOMAS J. GILLESPIE - FORM 5
REPEATING CHART SUBMITTED IN XML FORMAT IN ORDER TO INCLUDE FOOTNOTES

           Table I -- Non-Derivative Securities Acquired, Disposed of,
                              or Beneficially Owned



5. 6.
                                                       4.   Amount   of   Owner-
                                                       Securities  Acquired  (A)
                                                       or    Securities     ship
                                                       Disposed      of      (D)
                                                       Beneficially Form: 7.
                                        3.             (Instr. 3, 4 and 5)           Owned at End  Direct        Nature of
                       2.               Transaction                                 of Issuer's   (D) or        Indirect
1.                     Transaction      Code                   (A)                   Fiscal Year   Indirect      Beneficial
Title of Security      Date            (Instr. 8)      Amount   or   Price          (Instr. 3     (I)            Ownership
(Instr. 3)            (mm/dd/yy)       Code    V               (D)                   and 4)       (Instr.4)     (Instr. 4)
===========================================================================================================================
Common Stock
No Par Value           08/31/2000(1)   p              69,192    A    0.001           69,192(2)                   D
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Common Stock
No Par Value
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Common Stock
No Par Value
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

                                Page 2 of 3 Pages

================================================================================
Table II -- Derivative Securities Acquired, Disposed of, or Beneficially   Owned
               (e.g.,   puts,  calls, warrants, options, convertible securities)
================================================================================





                                                                                                           9.
                                                                                                           10.
                                                                                                           Number
                                                                                                           Owner-
                                                                                                           of
                                                                                                           ship
             2.                                                                                            Deriv-   of
             Conver-                           5.                              7.                          ative    Deriv-   11.
             sion                              Number of                       Title and Amount            Secur-   ative    Nature
             or                                Derivative    6.                of Underlying       8.      ities    Secur-   of
             Exer-                             Securities    Date              Securities          Price   Bene-    ity:     In-
             cise     3.                       Acquired (A)  Exercisable and   (Instr. 3 and 4)    of      ficially Direct   direct
             Price    Trans-   4.              or Disposed   Expiration Date                       Deriv-  Owned    (D) or   Bene-
1.           of       action   Trans-          of (D)        (Month/Day/Year)            Amount    ative   at End   In-      ficial
Title of     Deriv-   Date     action          (Instr. 3,                                or        Secur-  of       direct   Owner
Derivative   ative    (Month  /Code            4 and 5)      Date     Expira-            Number    ity     Year     (I)      -ship
Security     Secur-   Day/     (Instr. 8                     Exer-    tion               of        (Instr.(Instr.   (Instr.  (Instr.
(Instr. 3)   ity      Year)    Code    V      (A)   (D)      cisable  Date     Title     Shares    5)      4)       4)       4)

===================================================================================================================================
Preferred
Series G     N/A     05/31/02   P             10,000         05/31/03          Common    Note 3    10,000            D
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===================================================================================================================================


Explanation of Responses:

(1) All original issuances previous to August 31, 2000: 15,000 8/31/2000 (reissued post-split 09/02)
(2) Beneficial ownership = common plus preferred - See Note 3 for Preferred.
(3) Preferred Series G has basic conversion ratre of 700 shares of common for every share of preferred/enhanced voting rights 4 times conversion rate. The conversion rate is adjusted upward in the event issuance of shares in a transaction less than $0.40/share, and in the event of market performance Series J&K issuance would affect the beneficial ownership; but the calculation of value for the adjustments has not yet been determined by the board.

/s/ Thomas J. Gillespie                          07/18/03
-----------------------------------              -----------
      **Signature of Reporting Person            Date

** Intentional misstatements or omissions of facts constitute Federal Criminal Violations.

     See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

Note:File three copies of this form, one of which must be manually signed. If space provided is insufficient, see Instruction 6 for procedure.


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